SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                        ----------------


                            FORM 8-K

                         CURRENT REPORT


             Pursuant to Section 13 or 15 (d) of the
                 Securities Exchange Act of 1934



Date of Report
(Date of earliest event reported):                May 28, 1999
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                  INSITUFORM TECHNOLOGIES, INC.
      ----------------------------------------------------
     (Exact name of registrant as specified in its charter)


    Delaware                 0-10786              13-3032158
------------------         ------------         --------------
 (State or other           (Commission          (IRS Employer
 jurisdiction of           File Number)       Identification No.)
 incorporation)


702 Spirit 40 Park Drive, Chesterfield, Missouri       63005
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(Address of principal executive offices)              (Zip Code)


Registrant's telephone number,
including area code                               (314) 530-8000
                                                  --------------





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Item 5.   Other Events.
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Paltem System
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     On May 28, 1999, the Registrant confirmed the terms of a
modification to its license from Ashimori Industry Co. Ltd. ("Ashimori"), under which the Registrant holds the exclusive rights to certain Ashimori products in substantially all of North America, and non-exclusive rights in specified other territories. Under the modified arrangements: (i) the Registrant's minimum royalty obligation has been reduced; (ii) the Registrant continues its rights with respect to the Paltem-HL system, a process for rehabilitating pressure pipes; and (iii) certain other Ashimori products, which are in various stages of development, will no longer be covered by the license, except that the Registrant maintains its rights to the Paltem-Frepp system, a process for restoration of pipes by reforming a partially folded Frepp-pipe after it is pulled into the damaged pipe.

Acquisition of Dutch Insituform Licensee
----------------------------------------

     On June 1, 1999, the Registrant completed its acquisition of all of the shares (the "Shares") of Riooltechnieken Nederland B.V., its exclusive licensee of the Insituform(R) Process in the Netherlands, from BFI Holdings B.V. The purchase price of the Shares was NGL 25 million (approximately U.S. $11.8 million), which was paid at closing. Reference is hereby made to the Registrant's press release attached to this Current Report as Exhibit 99.1, which is incorporated into this item.

                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            INSITUFORM TECHNOLOGIES, INC.

                            By s/Anthony W. Hooper
                              ------------------------------
                              Anthony W. Hooper
                              President



Dated: as of May 28, 1999


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
                        INDEX TO EXHIBITS
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Exhibit             Description
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99.1      -         Press Release of the Registrant issued
                    June 1, 1999